Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:             Daniel Zeff

Date of Earliest Transaction Required to be Reported:   January 21, 2005

Issuer Name and Ticker Symbol:          Document Science Corporation (DOCX)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:        50 California Street
                Suite 1500
                San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd. are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Document Science Corporation.


ZEFF HOLDING COMPANY, LLC                       ZEFF CAPITAL PARTNERS I, L.P

                                                By: Zeff Holding Company, LLC,
                                                     as general partner

By: /s/ Daniel Zeff                             By: /s/ Daniel Zeff
    ----------------------------                    ----------------------------
Name:  Daniel Zeff                              Name:  Daniel Zeff
Title: Manager                                  Title: Manager


SPECTRUM GALAXY FUND LTD.

By: /s/ Doin R. Friedland
    ----------------------------
Name:  Dion R. Friedland
Title: Director